Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered as of November 6, 2020 (the “Effective Date”), by and between Save Foods, Inc., a Delaware corporation (the “Company”), and S.T. Sporting (1996) Ltd. (the “Consultant”). Each of the Company and the Consultant shall additionally be referred to herein as a “Party” and collectively, the “Parties”.

1. Services; Term and Termination.

1.1. Services. The services which will be provided by the Consultant shall be in the scope of, and shall include further terms and conditions as specified in Exhibit A attached hereto (the “Services”).

1.2. Commencement. The engagement hereunder shall commence on November 5, 2020 (the “Effective Date”).

1.3. Term; Termination. This Agreement shall commence as of the Effective Date, and shall be in effect unless terminated by either of the Parties at any time upon sixty (60) days prior written notice (the “Term”).

1.4. Nothing in this Agreement shall be interpreted as preventing or restricting the Company from obtaining or seeking from any other person services of the same nature as the Services, or otherwise from performing or seeking to perform any action or operation.

2. Compensation.

2.1. In full consideration for all Services under this Agreement, the Company shall pay the Consultant the amounts set forth in Exhibit B attached hereto (the “Compensation”).

2.2. The Compensation shall be paid to Consultant against an invoice issued by Consultant in accordance with applicable law, setting forth, to the extent applicable, relevant calculations and the required reports, and to be paid by the Company within thirty (30) days after the Company’s receipt of such invoice.

2.3. The Consultant agrees to pay any and all taxes, fees, duties and/or other impositions that may be levied on Consultant pursuant to relevant law in connection herewith, including, self-employment taxes, and to indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant and/or anyone on the Consultant’s behalf.

2.4. All sums payable under this Agreement shall be made in US Dollars and shall exclude VAT withholding tax and shall be inclusive of all other taxes, duties, levies and like matters imposed by any governmental authority, which, if applicable, shall be paid by the Consultant in accordance with applicable law. In the event that pursuant to any law or regulation, tax is required to be withheld at source from any payment made to the Consultant, the Company shall withhold said tax in accordance with applicable law.

2.5. The Compensation under Section 2 shall constitute the total and exclusive compensation payable to Consultant for the Services rendered hereunder. Consultant shall not be entitled to any other form of compensation, commission, fee, bonus, expenses reimbursement or any other form of payment in connection with the Services.

3. Confidentiality; Proprietary Rights; Non-Compete; Non Solicitation. For the purposes of this Section 3, unless the context otherwise requires, the term “engagement with the Company” shall also include the engagement with the Company, prior to the execution of this Agreement, and any engagement with any and all of the Company’s direct and indirect existing and future affiliates, subsidiaries, parent or related corporations

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3.1. Confidentiality.

3.1.1. Nondisclosure; Recognition of Company’s Rights. At all times during Consultant’s engagement and thereafter, the Consultant will hold in confidence and will not disclose, use, lecture upon, or publish any of the Company’s Confidential Information (as defined below), except as such use is required in connection with its engagement for the Company, or unless the Company expressly authorizes in writing such disclosure or publication. The Consultant will obtain the Company’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to its engagement with the Company and/or incorporates any Confidential Information. The Consultant hereby assigns to the Company any rights it has or acquires in any and all Confidential Information and recognizes that all Confidential Information shall be the sole and exclusive property of the Company and its assigns.

3.1.2. For the purpose of this Agreement, “Confidential Information” shall mean any and all confidential knowledge, data or information related to the Company’s business as conducted and/or as proposed to be conducted or its actual or demonstrably anticipated research or development, including without limitation: (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, graphics, creative works, data, methods, drawings, models, text, photos, audio works, translation works, broadcasting works, animation works, algorithms, icons, symphonies, tunes, melodies, sound effects, know-how, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of the Company’s consultants, contractors, and any other service providers of the Company; and (d) the existence of any business discussions, negotiations, or agreements between the Company and any third party. Confidential Information shall not include information or matter that the Consultant can document that (a) was already known to the Consultant prior to disclosure as can be demonstrated by Consultant’s dated written records; (b) is independently developed by the Consultant without reference to or use of the Confidential Information as can be demonstrated by Consultant’s dated written records; or (c) which at the time of disclosure by the Company is generally available to the public or thereafter becomes generally available to the public other than through a breach of any obligation under this Agreement caused by an act or omission on the part of the Consultant.

3.1.3. Third Party Information. The Consultant understands, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (the “Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Consultant’s engagement and thereafter, it will hold Third Party Information in strict confidence and will not disclose to anyone (other than the Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with his/her work for the Company, Third Party Information, unless expressly authorized by an officer of the Company in writing.

4. Relationship; Warranties.

4.1. Consultant shall at all times act as an independent contractor, and shall not be, and/or claim to be, an employee or agent of the Company. Consultant warrants that he is aware that this Agreement is only an agreement for the provision of services on a strictly contractual basis, and does not create employer-employee relations between him and the Company and does not confer upon him any rights, except for those set forth herein explicitly. Without limitation of the foregoing, Consultant will (a) not enter into any contract, agreement or other commitment, or incur any obligation or liability, in the name or otherwise on behalf of the Company; (b) not be entitled to any worker’s compensation, pension, retirement, insurance or other benefits afforded to employees of the Company; (c) provide for all applicable income tax and other withholding relating to Consultant’s compensation; (d) pay all social security, unemployment and other employer taxes relating to Consultant’s compensation; (e) provide all worker’s compensation and other insurance relating to Consultant’s engagement; and (f) perform all reporting, recordkeeping, administrative and similar functions relating to Consultant’s compensation. The Company is not restricted in otherwise contracting or engaging any partner by itself or through any third party.

4.2. The Consultant represents and warrants that the execution and delivery of this Agreement, the performance of the Services and the fulfillment of the terms hereof will not: (a) constitute, in whole or in part, a default, violation or breach under or conflict in any way with any agreement, obligation, undertaking or commitment to which the Consultant is a party or by which he/she is bound, including without limitation, any confidentiality, invention assignment or non-competition agreement and (b) do not require the consent, permission or authorization of or notification to any person or entity.

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4.3. The Consultant hereby undertakes to comply with all Company disciplinary regulations, work rules, policies, procedures and objectives, which are relevant to the performance of the Services or otherwise to consultants of the Company.

4.4. The Consultant shall not solicit or accept in connection with the performance of the Services or in connection with the Company, any gift, benefit, favor, loan, or any other thing of monetary value, from a person who is or is possibly connected, directly or indirectly, to either the business of the Company, a competitor of the Company or a potential competitor of the Company.

4.5. The Consultant shall take all necessary precautions to prevent the occurrence of any bodily injury or property damage, to the Company, its employees or any third party, arising out of or resulting from the performance of the Services and shall be solely responsible, and liable, for any such bodily injury or property damage.

5. Miscellaneous. Consultant agrees that any breach of Section 3 above by it would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation or threatened violation of the Consultant’s obligations hereunder. Consultant shall at all times act as an independent contractor, and shall not be, and/or claim to be, an employee of the Company. This Agreement is only an agreement for the provision of consulting services on a strictly contractual basis, and does not create employer-employee relations between the Consultant and the Company and does not confer upon the Consultant any rights, except for those set forth herein. This Agreement represents the only Agreement relating to this subject matter between the Consultant and the Company. Consultant will not (by contract, operation of law or otherwise) assign this Agreement or any right or interest in this Agreement without the prior written consent of the Company. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, assigns and legal representatives. This Agreement shall be construed and governed by New York law, excluding laws relating to conflicts or choice of law. The Parties submit to the exclusive personal jurisdiction of the federal and state courts located in the Southern District of New York in connection with any dispute or any claim related to any dispute. No modifications or amendments to this Agreement can be made except in writing, signed by the Consultant and Company. Sections 3,4,5 shall survive termination or expiration of this Agreement.

- Signature Page Follows -

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on and as of the Effective Date. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

COMPANY:		CONSULTANT:

	/s/ Benad Goldwasser		/s/ David Palach
	Save Foods, Inc.		S.T. Sporting (1996) Ltd.

By:	Benad Goldwasser	By:	David Palach
Title	Chairman of the Board	Title	Owner

- Signature Page to Consulting Agreement / Save Foods, Inc. -

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Exhibit A

Services

The Services which shall be provided by Consultant pursuant to this Agreement shall include:

The Consultant shall serve as the co-Chief Executive Officer of the Company, effective immediately as of the Effective Date.

- Exhibit A to Consulting Agreement / Save Foods, Inc. –

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Exhibit B

Compensation

In consideration for the Services rendered by the Consultant pursuant to this Agreement the Company shall pay the Consultant:

(i) a monthly fee in the amount of US$ 8,000 (plus VAT, if required by law).

(ii) an option grant subject to Company’s current equity incentive plan, the terms of which will be negotiated in good faith between the Consultant and the Company’s board of directors.

collectively (the “Compensation”).

- Exhibit B to Consulting Agreement / Save Foods, Inc. –